Exhibit 10.3

PACIRA PHARMACEUTICALS, INC.

and

ARATANA THERAPEUTICS, INC.

AMENDED AND RESTATED SUPPLY AGREEMENT

DATED AS OF JULY 5, 2018

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

THIS AMENDED AND RESTATED SUPPLY AGREEMENT (this “Agreement”) is made effective as of July 5, 2018 (the “Effective Date”) by and between Pacira Pharmaceuticals, Inc., a California corporation with a principal place of business at 5 Sylvan Way, Parsippany, New Jersey 07054 (“Pacira”) and Aratana Therapeutics, Inc., a Delaware corporation with a place of business at 11400 Tomahawk Creek Parkway Suite 340 Leawood, KS 66211 (“Aratana”).  Pacira and Aratana are each hereafter referred to individually as a “Party” and together as the “Parties.”  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Section 1.

Whereas, Pacira and Aratana entered into that certain Exclusive License, Development and Commercialization Agreement, dated as of December 5, 2012 (the “Original  License Agreement”), under which Aratana will develop, market, sell and distribute the Licensed Product in the Field in the Territory pursuant to the terms and conditions thereof;

WHEREAS, Pacira and Aratana on December 5, 2012 also entered into the Initial Supply Agreement (the “Original Supply Agreement”) as contemplated by the Original License Agreement pursuant to which Pacira and Aratana agreed that Pacira shall be the exclusive supplier of the Licensed Product to Aratana pursuant to the terms of the Initial Supply Agreement; and

WHEREAS, the parties have entered into an Amended and Restated Exclusive License Development and Commercialization Agreement made effective as of July 5, 2018 (the “License Agreement”) under which Aratana will continue to develop, market, sell and distribute the Licensed Product in the Field in the Territory pursuant to the terms and conditions thereof.

WHEREAS, the Parties desire to amend and restate the Original Supply Agreement in its entirety as set forth herein. This Agreement constitutes the “Amended Supply Agreement” as contemplated by the License Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows.

1.    Definitions

1.1.    “10ml Vial” shall mean a 10ml vial (without commercial labeling and packaging) containing the Licensed Product.

1.2.    “20ml Vial” shall mean a 20ml vial (without commercial labeling and packaging) containing the Licensed Product.

1.3.    “Administrative NADA” is a new animal drug application that is submitted after all of the technical sections that fulfill the requirements for the approval of the NADA under 21

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

__________________

*The Specification shall be made available to Aratana as necessary for regulatory purposes.

CFR 514.1 have been reviewed by CVM and CVM has issued a technical section complete letter for each of those technical sections.

1.4.    “Affiliate” shall mean with respect to any entity, any other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity and for purposes of this definition, “control” shall mean ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.5.    “Approved Facilities” shall mean the facilities of Pacira located at 10450 Science Center Drive, San Diego, CA 92121 (or the approved facility of a Third Party Manufacturer), in each case as may be changed by Pacira from time to time, comprising buildings and equipment where Pacira shall Manufacture and store or have Manufactured and stored the Bulk Product.

1.6.    “Bulk Product” shall mean Licensed Product by Presentation, as applicable, in unlabeled filled vials without commercial label and packaging.

1.7.    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City, New York are authorized or obligated by Law to not open or remain closed.

1.8.    “Certificate of Analysis” shall mean a document setting out the results of analysis of a Lot of Bulk Product together with the Specification and methods by which, the tests were performed.

1.9.    “Certificate of Compliance”     shall mean a document certifying that the Approved Facility is operating in compliance with cGMP and the Bulk Product has been manufactured in compliance with cGMP and all other applicable Law.

1.10.    “cGMP” shall mean current Good Manufacturing Practice as set out in the United States 21 CFR 210 and 211, as amended from time to time, together with, as applicable, any analogous regulations, codes or guidelines having effect in any jurisdiction in the countries in which the Licensed Product is to be Manufactured and/or distributed.

1.11.    “Commercialize” or “Commercialization” shall mean any and all activities, excluding Development or manufacturing, necessary or desirable to realize commercial sales of the Licensed Product in accordance with applicable Law, including distributing, importing, transporting, customs clearance, export, warehousing, packing, handling and delivering to customers, as well as offering for sale and sales, marketing, promoting and reimbursement related activities, including booking sales.  When used as a verb “Commercialize” means to engage in Commercialization.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.12.    “Confidential Information” shall mean with respect to a Party (the “Receiving Party”), all information which is disclosed by the other Party (the “Disclosing Party”) to the Receiving Party hereunder or to any of its employees, consultants, Affiliates, licensee or Sublicensees, except to the extent that the Receiving Party can demonstrate by written record or other suitable physical evidence that such information, (a) as of the date of disclosure is demonstrably known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party; (c) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (d) is independently developed by or for the Receiving Party without reference to or reliance upon any Confidential Information of the Disclosing Party.  Confidential Information shall include all information disclosed to or accessible by Aratana or Pacira, as the case may be, relating to the subject matter of the License Agreement or this Agreement prior to the Effective Date.

1.13.    Intentionally Omitted.

1.14.    “CVM” shall mean the Center for Veterinary Medicine (and any successor authority) of the FDA.

1.15.    “Date of Manufacture” shall mean the first manufacturing day of Bulk Product as set forth in the Certificate of Analysis.

1.16.     “Delivery” shall mean Pacira making available at the loading docks of the Approved Facilities the Bulk Product for collection by Aratana or its nominated carrier.

1.17.     “Drug Approval Application” shall mean any application for Regulatory Approval, including, without limitation, (a) any application filed with the FDA and (b) any equivalent application filed with any Foreign Regulatory Authority for Regulatory Approval required prior to any sale or use or any Commercialization of a Licensed Product in any country or jurisdiction in the Territory.

1.18.     “Drug Substance” shall mean bupivacaine liposome injectable suspension.

1.19.     “Equipment” shall mean the equipment used in the Manufacture, assembly, analysis and testing of the Product.

1.20.     “EXPAREL®” shall mean Bupivacaine Liposome Injectable Suspension – NDA #022496 dated October 28, 2011.

1.21.    “FDA” shall mean the U.S. Food and Drug Administration and any successor agency or authority thereto.

1.22.     “Field” shall mean all prophylactic or therapeutic uses of finished Licensed Product for veterinary use only.  For the avoidance of doubt, the Field shall not include use of the Licensed Product in humans.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.23.     “Forecast” shall have the meaning set forth in Section 3.1.

1.24.     “Force Majeure” shall have the meaning set forth in Section 13.1.

1.25.     “Foreign Regulatory Authority” shall mean any applicable supranational, national, federal, state or local regulatory agency, department, bureau or other Government Authority of any country or jurisdiction in the Territory (other than the United States of America), having responsibility in such country or jurisdiction for any Regulatory Approvals of any kind in such country or jurisdiction, and any successor agency or authority thereto.

1.26.    “Frozen Period” shall mean the initial [***] month period of each Forecast as more particularly described in Section 3.1.

1.27.    “Governmental Authority” shall mean any governmental or quasi-governmental department, commission, board, bureau, agency, court or other instrumentality of any country or jurisdiction in the Territory or any political subdivision thereof.

1.28.    “JCCC” shall have the meaning ascribed to such term in Section 3.1 of the License Agreement.

1.29.    “Labeling” shall have the meaning set forth in Section 7.3(b).

1.30.    “Laboratory” shall have the meaning set forth in Section 4.3(c).

1.31.    “Law” shall mean all laws, treaties, statutes, ordinances, judgments, decrees, rules, codes, injunctions, writs, regulations, binding arbitration rulings, orders, and judicial or administrative interpretations or promulgations of any Governmental Authority having jurisdiction over the transactions contemplated hereunder.

1.32.    “License Agreement” shall have the meaning set forth in the recitals to this Agreement.

1.33.    “Licensed Product” shall mean shall mean DepoBupivacaine™ Extended Release Liposome Injection for use in the Field.

1.34.    “Lot” shall have the meaning set forth in Section 3.2(c).

1.35.    “Manufacturing Approval” shall mean all necessary or appropriate approvals, licenses, permits, registrations and authorizations in respect of the manufacture and Quality Control of the Licensed Product.

1.36.    “Manufacturing License” shall mean any license as granted by the Regulatory Authority to Pacira or the Third Party Manufacturer in the applicable territory to manufacture the Licensed Product.

1.37.    “NADA” shall mean any new animal drug application or Administrative NADA and all amendments and supplements.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.38.    “Person” shall include both corporate and real persons and institutions, partnerships and associations or entities of all kinds.

1.39.    “Presentation” shall mean the 10ml Vial or 20ml Vial, as the case may be, containing the Drug Substance.

1.40.    “Product Delivery Date” shall mean that date upon which the Bulk Product is available for collection from the Approved Facilities.

1.41.    “Product Price” shall mean the prices for the Bulk Product by Presentation as set forth in Appendix II, as such prices may be amended from time to time in accordance with the terms of this Agreement.

1.42.    “Quality Agreement” shall mean the agreement dated June 30, 2016 as may be amended from time to time which provides the responsibilities of the Parties related to the quality and regulatory requirements of the Bulk Product manufactured under this Agreement.

1.43.    “Quality Control” shall mean the sampling, laboratory testing and inspection at the Approved Facilities of:

(a)    raw materials, in-process materials and Bulk Product; and

(b)    the Bulk Product as necessary for Release.

1.44.    “Regulatory Approval” shall mean any and all approvals or authorizations of any kind of any Regulatory Authority required prior to any commercial marketing, sale, or use of the Licensed Product in any country or jurisdiction in the Territory for a particular indication within the Field.  For clarity, Regulatory Approval: (i) in the United States shall consist of the approval by the FDA of the Administrative NADA; and (ii) shall not include any approvals, licenses, registrations or authorizations necessary for the manufacture or supply of the Licensed Product, or any component thereof, by Pacira to Aratana or its Affiliates or Sublicensees.

1.45.    “Regulatory Authority” shall mean the FDA or any Foreign Regulatory Authority.

1.46.    “Release” shall mean release of the Bulk Product from the Approved Facilities to Aratana or its designee for labeling and packaging by Aratana or its designee.

1.47.    “Specification” shall mean the specification of the Licensed Product as set out on Appendix I hereto.

1.48.    “Sublicensee” shall mean any Third Party to whom Aratana grants a sublicense of some or all of the rights granted to Aratana under, and in accordance with, the License Agreement.

1.49.    “Term” shall mean the term of this Agreement as set out in Section 10.

1.50.    “Territory” shall mean worldwide.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

1.51.    “Third Party” shall mean any person or entity other than Aratana, Pacira and their respective Affiliates.

1.52.    “Third Party Manufacturer” shall mean a Third Party appointed by Pacira to manufacture the Licensed Product on its behalf.

In this Agreement, unless the context requires otherwise:

(a)    the headings are included for convenience only and shall not affect the construction of this Agreement;

(b)    words denoting the singular shall include the plural and vice versa;

(c)    words denoting one gender shall include each gender and all genders;

(d)    the words “include” or “including” shall mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list; and

(e)    any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be amended, modified, consolidated or re enacted.

The Appendices comprise part of and shall be construed in accordance with the terms of this Agreement.

2.    SUPPLY OF BULK PRODUCT

2.1.    Subject to the terms and conditions of this Agreement, during the Term, Pacira shall manufacture and supply, or shall cause to be manufactured and supplied, to Aratana Bulk Product for labeling, packaging and sale by Aratana, and, in consideration of the manufacture of Bulk Product by Pacira or by its Third Party Manufacturer, during the Term, Aratana shall purchase exclusively from Pacira all of its requirements of Bulk Product.

2.2.    Pacira shall supply Bulk Product under this Agreement, by Presentation. Each Presentation shall thereafter be labeled, packaged or otherwise prepared for commercial sale by Aratana.  Aratana shall be solely responsible, at its sole cost and expense, for all labeling, packaging and shipping of Bulk Product in accordance with applicable Law and utilizing such branding, trade names and trade dress selected by Aratana and approved by the JCCC.  Aratana shall not materially alter any Bulk Product as supplied to Aratana by Pacira (other than to label, package and otherwise prepare the Bulk Product for commercial sale as set forth above) and shall only resell such Bulk Product in accordance with this Agreement, the License Agreement and applicable Law.

2.3.    Pacira shall give Aratana reasonable notice of any proposal to appoint a Third Party Manufacturer as provided in Section 6.3.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

2.4.    The terms and conditions of this Agreement shall control the manufacture and supply of Bulk Product by Pacira to Aratana, and no terms or conditions contained in any purchase order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by any Party shall have any force or effect to the extent they are inconsistent with or purport to modify the terms and conditions of this Agreement including those set forth in this Section 2.

2.5.    Aratana shall be permitted to transfer or resell Bulk Product purchased in accordance with the terms of this Agreement to an Affiliate or Sublicensee and any such transfer or resale shall not be considered a commercial sale of Licensed Product under the License Agreement; provided,  however, that any mark-up or increase in transfer price or any other revenue derived by Aratana from such transfer or resale shall be subject to Pacira’s rights under the License Agreement.  In no event shall Aratana or any of its Affiliate or any Sublicensee be permitted to transfer or resell Bulk Product other than as expressly contemplated by this Agreement and the License Agreement or as expressly agreed to by Pacira in advance of any such purported resale or transfer.  The transfer or sale of Bulk Product by Aratana to an Affiliate or Sublicensee shall in no way relieve Aratana of any of its obligations or liabilities hereunder.

3.    Forecasting and Ordering

3.1.    Forecasts.  On or before the [***] day of each calendar month during the Term, Aratana shall submit to Pacira a rolling forecast of Aratana’s anticipated demand of Bulk Product for the next [***] consecutive months, commencing with the subsequent month in which such forecast is submitted (each a “Forecast”). By way of example, the Forecast submitted on or before [***] shall be for the period of [***] through [***].  In addition, on or before [***] of each calendar year during the Term, Aratana will provide a non-binding [***] year forecast (the “[***]”).  The Forecast and the [***] shall be submitted in the format attached hereto as Appendix III, as such format may be reasonably modified from time to time by mutual agreement of the Parties.  Each Forecast shall contain the estimated quantities and anticipated Product Delivery Dates of units of Bulk Product for each month of the subsequent [***] months (without regard to potential expiration or termination of this Agreement).  Absent earlier expiration or termination of this Agreement, the forecast for the first [***] months in each Forecast (the “Frozen Period”) shall constitute a binding commitment by Aratana to place Purchase Orders pursuant to Section 3.2 that, when taken together with any Purchase Orders submitted up to such date by Aratana with respect to such period, shall be consistent with such Forecast, but in no event represent less than [***] percent [***]% of the amount of Bulk Product specified in such Forecast.  The Forecast with respect to the quarter immediately following the Frozen Period shall not be less than [***] percent [***]% nor exceed [***] percent [***]% of the amount specified in the Forecast provided the month prior without the written consent of Pacira.

3.2.    Purchase Orders.

(a)    On or before the [***] day of each calendar month, Aratana shall submit an irrevocable purchase order for that period within the Frozen Period for which irrevocable purchase orders have not previously been submitted to and accepted by Pacira (a “Purchase Order”). By way of example,  a Purchase Order for [***] shall be submitted to Pacira with the Forecast provided

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

to Pacira on or before [***]. Each Purchase Order must specify the actual number of Lots to be manufactured, the approximate number of units in each Lot, and the requested Product Delivery Date for each Lot.  Aratana shall submit each Purchase Order to Pacira at least [***] days in advance of the earliest Product Delivery Date requested in the Purchase Order.  Pacira shall acknowledge and accept the Purchase Order from Aratana made in accordance with Section 3.2 within [***] Business Days of receipt.  All Purchase Orders shall be sent by Aratana to the following address, which may be updated from time to time by Pacira upon notice to Aratana:

Pacira Pharmaceuticals, Inc.

10450 Science Center Drive

San Diego,  CA 92121

Attention: Salvatore Sansone

Telephone: [***]

E-mail: [***]

(b)    Pacira will supply quantities of Bulk Product by Presentation, in each case as set forth in the applicable Purchase Order in accordance with the delivery schedule set forth therein and, to the extent that such estimated amounts do not meet Aratana’s actual requirements, Pacira will use commercially reasonable efforts to supply Aratana with its requirements beyond the amounts specified in the applicable Forecast as stated in Section 3.2(a), it being understood that Pacira shall have no obligation to supply Bulk Product in amounts exceeding the amounts specified in the applicable Forecast.  Aratana agrees to purchase, in accordance with any Purchase Order, the terms and conditions of this Agreement, the Specification and applicable Law, such quantities of Bulk Product supplied by Pacira.

(c)    Aratana shall purchase Bulk Product by Presentation from Pacira in minimum order quantities of a whole filled batch (each such batch quantity, a “Lot”) as set forth in Appendix II or such other quantities as may be mutually agreed to by the Parties.

4.    Delivery, Title AND ACCEPTANCE

4.1.    Delivery.  Pacira shall supply all Bulk Product Ex Works (as defined in Incoterms 2018) the Approved Facilities.  Pacira shall use its commercially reasonable efforts to Deliver to Aratana each of Aratana’s orders for Bulk Product on the applicable Delivery Date specified in each Purchase Order.  If Pacira becomes aware that for any reason it will be unable to Deliver ordered Bulk Product on the specified Delivery Date, Pacira shall promptly advise Aratana of that fact, the reason for the delay and (if appropriate) give its reasonable, good faith estimate of the likely delayed Delivery Date.  Pacira shall use its commercially reasonable efforts to minimize the delay.  Pacira shall submit to Aratana with each Lot of Bulk Product Delivered by Pacira a Certificate of Analysis setting out the results of the analysis of that Lot of Bulk Product and confirming that the Lot is manufactured in conformity with the Specification and cGMP.  With each shipment of Bulk Product, Pacira shall provide Aratana with a Certificate of Compliance.  On Delivery, Bulk Product shall have a Date of Manufacture that is not greater than [***] days from Delivery date; provided, that, in the event Pacira proposes to deliver to Aratana Bulk Product with a date of manufacture greater than [***] days from Delivery date, Pacira shall notify Aratana, and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the Parties shall discuss in good faith such reasonable steps as may be implemented by Aratana to accommodate Aratana’s distribution of such Bulk Product (in finished form) so as not to render such Bulk Product non-saleable, it being understood that Aratana shall not be obligated to accept delivery of Bulk Product with a date of manufacture greater than [***] days from Delivery date.

4.2.    Title.  Legal title shall pass to, and all risk in and responsibility for Bulk Product shall be with, Aratana from and after Delivery.  Aratana shall be responsible for all tariff, customs, clearance and other similar charges and will bear all risk of loss, delay, or damage in transit, as well as cost of freight and insurance.

4.3.    Receipt of Product; Acceptance.

(a)    Promptly after each Delivery Date, and prior to the labeling and packaging of such Bulk Product, Aratana, or its designee, shall conduct (i) a visual inspection of the Bulk Product for defects or damages and (ii) an inspection of all associated quality assurance documents, including, without limitation, the Certificate of Analysis and Certificate of Compliance delivered in accordance with Section 4.1.  Aratana shall be entitled to reject and return any portion or all of any shipment of Bulk Product that does not conform to the Specification or otherwise fails to comply with the warranty set forth in Section 7.2(b) (unless such nonconformity or noncompliance is attributable to an act or omission of Aratana after the time such Bulk Product was Delivered by Pacira); provided, that Aratana provides notice of non-conformance discovered by Aratana based on such visual inspection and inspection of the associated quality assurance document or any other non-conformance to the warranties provided in Section 7.2(b) within [***] calendar days after Delivery of such Bulk Product.  If no notice is provided by Aratana within such time period, then Aratana shall be deemed to have accepted the shipment and all such Bulk Product Delivered to Aratana shall be deemed to materially conform with the Specification.  Any notice of rejection by Aratana shall specify the shipment and Purchase Order number and shall be accompanied by a reasonably detailed statement of Aratana’s exact reasons for rejection along with reasonable evidence of the alleged nonconformity or noncompliance (including a sample of the Bulk Product from the shipment tested) and, if applicable, a report of any pertinent analysis performed by Aratana on the allegedly nonconforming or noncomplying Bulk Product, together with the methods and procedures used to determine such non-conformity.  Pacira shall notify Aratana in writing as promptly as practicable, but in any event within [***] Business Days after receipt of such notice of rejection, whether Pacira accepts Aratana’s assertions of nonconformity or noncompliance.

(b)    Whether or not Pacira accepts Aratana’s assertion of nonconformity or noncompliance, promptly upon receipt of a notice of rejection, Pacira shall use commercially reasonable efforts to provide replacement Bulk Product for the quantity of Bulk Product rejected by Aratana in the original shipment as soon as reasonably possible but no later than [***] days after the date of receipt of the notice of rejection.  Aratana shall remain responsible for the purchase price for the allegedly nonconforming or noncomplying Bulk Product; provided, however, if the Bulk Product rejected by Aratana from such original shipment ultimately is found to be nonconforming or noncomplying (whether pursuant to Section 4.3(a) or if Pacira acknowledges such in writing), Pacira shall bear all costs and expenses of such replacement Bulk Product (including the purchase price thereof and/or disposal charges for such nonconforming or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

noncomplying Bulk Product).  If it is determined subsequently that such Bulk Product was in fact conforming (whether pursuant to Section 4.3(a) or if Aratana acknowledges such in writing), then Aratana shall be responsible for the purchase price for the allegedly nonconforming Bulk Product, as well as, upon receipt and acceptance by Aratana in accordance with the procedures set forth herein, the replacement Bulk Product, which shall be purchased at the then-effective purchase price for such Bulk Product.  Replacement shipments shall also be subject to the procedures contained in this Section 4.3(b).  Pacira shall be under no obligation to accept a return of Bulk Product except as provided for in this Section 4.3.

(c)    If Pacira disagrees with any alleged nonconformity or noncompliance, then the Parties shall have [***] days from the date of Pacira’s receipt of Aratana’s notification pursuant to Section 4.2(a) to resolve any such dispute.  If such dispute is not resolved in the [***] day period then an independent cGMP-certified laboratory (or other expert or consultant) of recognized repute (the “Laboratory”), selected by Pacira and reasonably acceptable to Aratana, shall analyze an aliquot sample or such other portions of a shipment, furnished by Aratana from the shipment received and rejected by Aratana, as may be necessary to substantiate whether the shipment rejected by Aratana conformed in all material respects to the Specification at the time of Delivery to, which analysis shall be performed in compliance with applicable FDA regulations for re-testing of pharmaceutical products.  The Parties agree to cooperate with the Laboratory’s reasonable requests for assistance in connection with its analysis hereunder.  The Parties shall be bound by the Laboratory’s results of analysis, which, absent manifest error, shall be deemed final as to any dispute over compliance of the Bulk Product in all material respects with the Specification at the time of Delivery.  The fees and expenses of the Laboratory making such determination shall be by the Party against which the determination is made, or if the Laboratory cannot place the fault noticed and complained about, then the Parties shall share equally such costs.

(d)    If Pacira accepts rejection of any shipment due to nonconformity or noncompliance (or if not, then following the decision of the Laboratory that the shipment was nonconforming), Pacira shall promptly (and in any case within [***] Business Days thereafter) make arrangements for the return, reworking or disposal, at Pacira’s option, of any nonconforming or noncomplying Bulk Product.  If Pacira requests that Aratana dispose of such nonconforming or noncomplying Bulk Product, Pacira shall give Aratana written instructions as to how Aratana or its agent should dispose of such nonconforming or noncomplying Bulk Product, and Aratana shall provide Pacira with written certification of such destruction.  Pacira shall pay (or reimburse Aratana) for any reasonable return shipping charges or out-of-pocket costs or expenses incurred by Aratana for such return shipment or lawful disposal of such nonconforming or noncomplying Bulk Product.

5.    PRICING AND PAYMENT

5.1.    Pricing.  During the Term, the purchase price for the supply of Bulk Product sold to Aratana shall be the applicable Product Price then in effect.  As of the Effective Date the Product Price shall be as set forth in Appendix II.   Thereafter, the Product Price per vial shall be adjusted as follows:

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(a)    20 ml Vial.  Commencing as of [***], and on each anniversary thereafter, Pacira shall review the Product Price and may increase the Product Price based upon inflation and any increases in the cost of manufacture (including the cost of raw materials) of the Licensed Product; provided, however, that notwithstanding the foregoing, in no event shall any annual increase to the Product Price for the 20 ml due solely to inflation exceed the percentage change in the Producer Price Index (Commodities) for Chemicals and Allied Products – Drugs and Pharmaceuticals (as published by the Bureas of Labor Statistics over the preceding one (1) year period;

(b)     10 ml Vial.    The Product Price for the 10ml vial shall remain in effect until December 31, 2021 (the “Initial Price Term”). Prior to the end of the Initial Price Term and no later than December 31, 2021, the parties shall negotiate in good faith the applicable terms related to 10ml Vial, including the Product Price, for the period subsequent to the Initial Price Term. If the Parties are unable to reach agreement then as of January 1, 2022 and on each anniversary thereafter during the Term, the applicable Product Price for the 10 ml Vial shall be automatically increased by [***]%  without further notice to Aratana.

5.2.    Invoices and Payments.  Payments to Pacira from Aratana pursuant to this Agreement shall be made by Aratana within [***] days of receipt of the relevant invoice from Pacira, which invoice shall be delivered at the time of Delivery of Bulk Product under a Purchase Order.  Aratana shall make all payments required under this Agreement by wire transfer to a bank account designated by Pacira in United States dollars.

5.3.    Taxes.  Any and all transfer, sales, use, registration and other taxes imposed upon or with respect to or measured by the sale or delivery by Pacira to Aratana of any Bulk Product hereunder shall be identified by Pacira and assessed to Pacira and Aratana, as applicable, as mutually agreed upon from time to time.  To the extent any such taxes are applicable to Aratana, such amounts shall be included on Pacira’s invoices to Aratana for such Bulk Product, to the extent that Aratana has not provided Pacira with an appropriate exemption certificate.

5.4.    Payments.  All payments by Aratana hereunder shall be payable in full when due, shall be absolute and non-refundable and shall not be subject to rights of set off, counterclaim, decrease, reduction or deduction whatsoever.

5.5.    Currency.  All amounts payable and calculations hereunder shall be in United States dollars.

6.    Manufacture

6.1.    Manufacture.  During the Term, and subject to the provisions of this Section 6, Pacira shall manufacture and supply Bulk Product in accordance with: (a) this Agreement; (b) the applicable Specification; (c) the applicable NADA; (d) cGMP requirements; (e) the Quality Agreement; and (f) all other applicable Law.  Notwithstanding the foregoing or any other provision of this Agreement, nothing set forth in this Agreement shall prohibit Pacira from: (i) effecting any change, modification or alteration to the manufacturing processes related to the manufacture of the Licensed Product (a “Change to Process”); (ii) relocating or shutting down the then current

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

Approved Facilities; (iii) manufacturing other pharmaceutical products or prioritizing its activities at the Approved Facilities; or (iv) prioritizing its business needs generally if and when such activities or needs conflict with its obligations to Aratana hereunder; provided;  that (A) Pacira will notify Aratana as promptly as practicable after taking affirmative action in furtherance of any of the foregoing actions and (B) Pacira’s right to engage in any of the foregoing actions does not excuse Pacira from its obligation to supply the Bulk Product to Aratana as required under Sections 3 and 4, subject to Section 6.3(b).  Notwithstanding the foregoing, Pacira will notify Aratana through the JCCC of any Change to Process or any other actions described above in this Section 6.1, in each case which would reasonably be expected to require Aratana to submit any new or supplemental filing with any Regulatory Authority or to engage in any new or supplemental clinical study.

6.2.    Compliance with Law.  While the Licensed Product is in the possession or under the control of Pacira, Pacira shall comply with all applicable Law regarding the manufacture, handling and storage of such Licensed Product.

6.3.    Changes Affecting Manufacture.

(a)    In the event that a Regulatory Authority imposes any change affecting the NADA, the Manufacturing Approval or the manufacture of the Bulk Product, each Party shall notify the other Party and the Parties shall discuss in good faith with a view to reaching agreement on the actions and timing required to effect such change, any regulatory approval required, and including any pricing implications.

(b)    In the event that Pacira effects any Change to Process or in manufacturing location, the Parties shall discuss in good faith with a view to reaching agreement on the actions and timing required to continue supply of Bulk Product to Aratana, which may include, by way of example only, incorporation of the Change to Process within the Specification via a modification to the NADA mutually agreed to by Pacira and Aratana (the submission of which, including all incidental regulatory filings and requirements, shall be the sole responsibility of Aratana); provided,  however, in no event shall Pacira be obligated to supply Bulk Product under this Agreement or enter into any alternate supply arrangements if Pacira determines, in its sole discretion, that it is no longer commercially reasonable to supply Bulk Product in accordance with the then-current Specification in light of the Change to Process.  In furtherance, and not in limitation, of the foregoing, Pacira shall keep Aratana informed of any proposed Change to Process.

7.    Warranties

7.1.    Organization, Good Standing, Power.  Each of Pacira and Aratana represents and warrants to the other Party that:

(a)    it is duly organized, validly existing and in good standing under the Law of the jurisdiction in which it is incorporated or formed;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

(b)    it has the requisite corporate or other power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

(c)    the execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on its part and no other or further corporate or similar proceedings will be necessary for the execution and delivery of this Agreement by such Party, the performance of such Party’s obligations hereunder, and the consummation by such Parties of the transactions contemplated hereby; and

(d)    this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, reorganization or other Laws of general applicability relating to or affecting the enforcement of creditors’ rights and general principles of equity.

7.2.    Representations and Warranties of Pacira.  Pacira represents and warrants that:

(a)    Approved Facilities.  The Approved Facilities (i) comply in all material respects with all relevant and applicable Law and standards and have all relevant regulatory permits and approvals including valid Manufacturing Licenses and Manufacturing Approvals; and (ii) currently have, and Pacira shall use commercially reasonable efforts to maintain, the necessary Equipment and personnel required for the manufacture of the Licensed Product in compliance with the NADA.

(b)    Conformance of Bulk Product.  Each Lot of Bulk Product supplied to Aratana under this Agreement shall: (i) meet the Specification; (ii) be manufactured in compliance with the applicable NADA or other applicable Regulatory Approval and cGMP; and (iii) be sold free from any lien or encumbrance.  THE FOREGOING WARRANTY IS EXCLUSIVE, AND IS IN LIEU OF ALL OTHER WARRANTIES (WHETHER WRITTEN, ORAL OR IMPLIED) INCLUDING A WARRANTY OF MERCHANTABILITY IN OTHER RESPECTS THAN EXPRESSLY SET FORTH ABOVE AND A WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

Pacira makes no warranties, express or implied, other than those expressly made herein with respect to the Licensed Product.  All other warranties, express or implied, including but not limited to the implied warranties of merchantability, satisfactory quality and fitness for a particular purpose are hereby disclaimed by Pacira.

7.3.    Representations and Warranties of Aratana.  Aratana represents and warrants that:

(a)    Regulatory Compliance.  (i) Aratana has obtained or will obtain, and at all times during the term of this Agreement as shall be required under applicable Law shall maintain, any and all Regulatory Approvals necessary for Aratana to Commercialize the Licensed Product under

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

the License Agreement and (ii) all Labeling (as defined below) copy and artwork approved, designated or utilized by or on behalf of Aratana will be in compliance with applicable Law.

(b)    Non-Infringement.  None of the (i) labels and any other written, printed or graphic matter upon any Licensed Product or any container, wrapper or other packaging utilized with the Bulk Product, (ii) any package inserts and other written material accompanying the Licensed Product or (iii) other Licensed Product-related materials or information provided by or on behalf of Aratana (collectively, “Labeling”), nor the use of any Labeling in connection with the Commercialization of the Licensed Product, will infringe, misappropriate or otherwise violate any patent, copyright, trade secret, trademark laws or other intellectual property right of any Third Party.

8.    Approvals, Audits and Inspections

8.1.    Aratana (or its representatives) shall be entitled, but in any event no more than once in any [***] month period during the Term, to access records related solely to the manufacture of the Bulk Product and those portions, and only those portions, of the Approved Facilities where the Bulk Product is manufactured, in the company of a representative of Pacira as is reasonably necessary to review and audit such records and portions of the Approved Facilities or the manufacture of the Bulk Product.  Such inspection shall be conducted upon reasonable prior notice by Aratana, but not less than [***] days prior to the proposed inspection, during normal business hours and at the specific time and date mutually agreed to by the Parties.  Any information, data, technology or other materials accessed by or provided to Aratana or any of its representatives in connection with any such inspection shall be deemed Know-How (as defined in the License Agreement) of Pacira in which Pacira retains all right, title and interest, subject to the obligations contained in, and any use, as may be permitted under the License Agreement with respect thereto.

8.2.    Pacira shall use all commercially reasonable efforts to obtain and maintain in force all the Manufacturing Licenses in relation to the manufacture of the Licensed Product, as may be required in the country of manufacture of the Licensed Product.

9.    Project Management

9.1.    Each Party shall assign a Supply Contact to co-ordinate relationships between the Parties.  The Supply Contact shall be the first point of contact between the Parties in relation to the placement of Bulk Product orders, confirmation of Delivery Dates, issues relating to manufacturing and Manufacturing Approvals.  The Supply Contacts shall form a project team comprising relevant staff from both Pacira and Aratana for the co-ordination of the supply of the Bulk Product to Aratana.

9.2.    Pacira and Aratana shall diligently carry out the tasks assigned to them hereunder, and as subsequently agreed in writing during the Term.  Each Party shall co-operate with the other in good faith particularly with respect to problems or contingencies that arise during the Term and shall perform its obligations in good faith and in a commercially reasonable, diligent and workmanlike manner.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.    Term and Termination

10.1.    Term.  This Agreement shall come into effect on signature and, subject to earlier termination pursuant to this Section 10, shall continue for as long as the License Agreement continues in force.

10.2.    Termination by Pacira.  Pacira may terminate this Agreement, except as limited hereinafter, immediately upon written notice, in the event:

(a)    Aratana fails to make any undisputed payment (or undisputed portion of any payment) due and owing within [***] days after notice thereof from Pacira that such payment has not been timely made by Aratana;

(b)    Aratana commits a breach of any material provision of this Agreement which is not cured within [***] days of notice thereof from Pacira;

(c)    in the event that Pacira effects any Change to Process and the Parties are not able to reach agreement to continue supply of Bulk Product to Aratana after complying with Section 6.3(b); or

(d)    Pacira (including any successor or assignee thereof and any Third Party Manufacturer) ceases manufacture, for any reason, of EXPAREL®.

10.3.    Consequences of Termination.

(a)    Termination or expiration of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination or expiration, including, but not limited, to the regulatory and quality/technical responsibility provisions herein and the obligation to pay money, and shall be without prejudice to the rights and remedies of either Party with respect to the antecedent breach of any of the provisions of this Agreement.

(b)    Upon the termination of this Agreement by Pacira pursuant to Section 10.2(c) or 10.2(d), if requested by Aratana, Pacira shall use commercially reasonable efforts to fulfill any and all Purchase Order(s) previously submitted and accepted by Pacira.

(c)    Upon the expiration or termination of this Agreement by Pacira pursuant to Section 10.2(a) or 10.2(b), Pacira may cancel, in whole or in part, any Purchase Order previously submitted.

(d)    Upon the expiration or termination of this Agreement by Pacira pursuant to Section 10.2(c) or 10.2(d), if requested by Aratana, Pacira will sell to Aratana all inventory of finished Bulk Product in the possession or control of Pacira that has been designated for future sale to Aratana (and not intended for sale or use in Pacira’s human health program for EXPAREL®) and within the relevant expiry for such Bulk Product as of the effective date of termination, at the cost for such Bulk Product as of the effective date of termination.  Payment for the finished inventory and materials shall be due within [***] days of receipt of Pacira’s invoice.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

10.4.    Survival.  Upon expiry or termination for any reason the provisions of Sections 4.3, 6, 7.2(b), 7.3, 10.3, 11, 12, 13, 14, 15 and 16 shall continue in full force and effect in accordance with their respective terms and Pacira shall retain pharmaceutical records and samples in accordance with cGMP.

11.    Assignment and Sub-Contracting

Neither this Agreement nor any right or obligation hereunder may be assigned, delegated or otherwise transferred, in whole or part, by Aratana without the prior express written consent of Pacira, except with respect to a transfer to Affiliate or pursuant to a sale of substantially all of the assets of Aratana.  The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Parties.  Any transfer by Aratana other than in accordance with the terms hereof shall be void and shall entitle Pacira to immediately terminate this Agreement.

12.    Confidentiality

12.1.    Pacira and Aratana undertake to each other to keep confidential, and to procure that their respective Affiliates, employees, directors, officers, contractors, lawyers and accountants (including those of their Affiliates) keep confidential, Confidential Information disclosed to it by or belonging to the other Party, until it ceases to be Confidential Information.

12.2.    Any Confidential Information received from the other Party shall not be disclosed to any third party or used for any purpose other than as provided or specifically envisaged by this Agreement, unless it ceases to be Confidential Information.

12.3.    The confidentiality and non-use obligations contained in this Agreement shall survive the termination of this Agreement and remain in full force and effect for an indefinite period after termination in relation to any claim based on events which occur during the Term.

13.    Force Majeure

13.1.    Neither Party shall be entitled to terminate this Agreement or shall be liable to the other under this Agreement for loss or damages attributable to acts of God. war or other hostility. civil disorder. the elements. fire. explosion. flood, or any other similar reason where failure to perform is beyond the control and not caused by the negligence of the non-performing Party (“Force Majeure”), provided the Party affected shall give prompt notice thereof to the other Party.  Subject to Section 13.2, the Party giving such notice shall be excused from all affected obligations hereunder for so long as it continues to be affected by Force Majeure.

13.2.    If such Force Majeure continues unabated for a period of at least ninety (90) days, the Parties will meet to discuss in good faith what actions to take or what modifications should be made to this Agreement as a consequence of such Force Majeure in order to alleviate its consequences on the affected Party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

14.    DISPUTES

14.1.    Negotiation.  The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement that relates to either Party’s rights and/or obligations hereunder.  In the event of the occurrence of such a dispute, either Party may, by written notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within [***] calendar days after such notice is received.  Said designated senior officials are as follows:

For Aratana:    Chief Executive Officer, or its designee

For Pacira:       Chief Executive Officer, or its designee

In the event the designated senior officials are not able to resolve such dispute within the [***] day period, either Party may invoke the provisions of Section 14.2.  Failure to invoke Section 14.2 may cause the Agreement to be subject to an assertion of termination.

14.2.    Arbitration.  Subject to Section 14.1, any dispute, controversy or claim initiated by either Party arising out of, resulting from or relating to this Agreement, or the performance by either Party of its obligations under this Agreement (other than bona fide Third Party actions or proceedings filed or instituted in an action or proceeding by a Third Party against a Party), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration.  Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party.  Any such arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators appointed in accordance with such rules with the arbitration taking place in New Jersey.  The method and manner of discovery in any such arbitration proceeding shall be governed by the laws of the State of New Jersey.  The arbitrators shall have the authority to grant injunctions and/or specific performance and to allocate between the parties the costs of arbitration in such equitable manner as they determine.  Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.  In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations.  Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.

15.    Indemnification.

15.1.    Aratana Indemnity.  Aratana shall indemnify, defend and hold harmless Pacira, its Affiliates and their respective directors, officers, employees, stockholders and agents and their respective successors, heirs and assigns (the “Pacira Indemnitees”) from and against any liability,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Pacira Indemnitees, or any of them, in connection with any third party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters, to the extent arising out of any material breach of this Agreement by Aratana, up to the amount of Aratana’s available insurance coverage provided for in the License Agreement.

15.2.    Pacira Indemnity.  Pacira shall indemnify, defend and hold harmless Aratana and its Affiliates and their respective directors, officers, employees, and agents, and their respective successors, heirs and assigns (the “Aratana Indemnitees”), from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Aratana Indemnitees, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters to the extent arising out of any material breach of this Agreement by Pacira, up to the amount of Pacira’s available insurance coverage provided for in the License Agreement.

15.3.    Indemnification Procedures.  In the event that any of the Pacira Indemnitees or the Aratana Indemnitees (each, an “Indemnitee”) is seeking indemnification under this Section 15 from a Party (the “Indemnifying Party”), the other Party shall notify the Indemnifying Party of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and the Party (on behalf of itself and such Indemnitee) shall permit the Indemnifying Party to assume direction and sole control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim.  The indemnification obligations under this Section 15 shall not apply to any harm suffered as a direct result of any delay in notice to the Indemnifying Party hereunder or to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably.  The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Section 15.

15.4.    Limitation of Liability.  Any damage, loss or expense payable by an Indemnifying Party shall be reduced by the amount of any insurance proceeds actually received by an Indemnitee against such damage, loss or expense and by the amount of any other indemnity, contribution or other similar payments actually recovered by the Indemnitee from an unrelated person with respect to such damage, loss or expense, provided that the Indemnitee has no obligation to seek recovery of any such damage, loss, or expense from its insurance provider or such unrelated person.

16.    Recalls.

In the event (i) any Regulatory Authority issues a request, directive or order that Licensed Product be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) Pacira reasonably determines after consultation with Aratana that the Licensed Product should be recalled because the Licensed Product does not conform to the applicable Specification at the time of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

shipment by Pacira, the Parties will take all appropriate corrective actions reasonably requested by the other Party hereto or by any Regulatory Authority.  In the event that such recall (a) results from the breach of Pacira’s warranties under Section 7.2 of this Agreement, Pacira will be responsible for all of the costs and expenses of the recall or (b) results from the breach of Aratana’s warranties or covenants under this Agreement, Aratana will be responsible for all of the costs and expenses of the recall.  To the extent that such recall is not covered by either clause (a) or (b) of the immediately preceding sentence, then Pacira and Aratana shall share equally the costs and expenses of the recall.  For the purposes of this Agreement, the expenses of the recall will be the expenses of notification and destruction or return of the recalled Licensed Product, as well as any reasonable out-of-pocket costs incurred by Pacira and/or Aratana in connection with any corrective action taken by Pacira and Aratana.  Notwithstanding anything to the contrary, to the extent that a recall of the Licensed Product is caused by a Party’s gross negligence or willful misconduct, all costs and expenses of the recall (regardless of the Party incurring such cost or expense) shall be borne by the responsible Party (and the responsible Party shall promptly reimburse the other Party for such Recall Expenses incurred in connection with such recall upon receipt of an invoice therefor).

17.    General Provisions

17.1.    Notices.  All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile transmission (to be followed with written confirmation by overnight courier providing evidence of receipt), (iii) sent by overnight courier providing evidence of receipt, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.  The addresses and other contact information for the Parties are as follows:

5 Sylvan Way Parsippany, NJ 07054 No.: [***] No.: [***]
If to Pacira:	Pacira Pharmaceuticals, Inc, 5 Sylvan Way Parsippany, NJ 07054 Attention: David Stack, CEO Facsimile No.: [***] Telephone No.: [***] Email: [***]
With a copy to:	Pacira Pharmaceuticals, Inc. 5 Sylvan Way Parsippany, NJ 07054 Attention: Corporate Counsel Facsimile No.: (973) 267-0050 Email: Contracts@Pacira.com

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

If to Aratana:	Aratana Therapeutics, Inc. 11400 Tomahawk Creek Parkway Suite 340 Leawood, KS 66211 Attention: Steven St. Peter Facsimile No.: (913) 904-9641 Telephone No.: (913) 353-1000 Email: legal@aratana.com

All notices, requests and other communications hereunder shall be deemed to have been delivered upon receipt.

17.2.    Further Assurances.  Each of the Parties shall do execute and perform and shall procure to be done executed and performed all such further acts, deeds, documents and things as the other Party may reasonably require from time to time to give full effect to the terms of this Agreement.

17.3.    Governing Law.  This Agreement will be construed, interpreted and applied in accordance with the laws of the state of New Jersey, excluding its conflict of law rules.

17.4.    Status.  Nothing in this Agreement is deemed to constitute a partnership between the Parties nor constitute either Party the agent of the other Party for any purpose.

17.5.    Costs and Expenses.  Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation and completion of this Agreement.

17.6.    Entire Agreement; Amendment.  This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof.  No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.  It is agreed that:

(a)    no Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party which is not expressly set out in this Agreement;

(b)    no Party shall have any remedy in respect of misrepresentation or untrue statement made by the other Party or for any breach of warranty which is not contained in this Agreement; and

(c)    this Section 17.6 shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

17.7.    Waiver.  The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance.  The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

a later time to enforce the same.  No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

17.8.    Severability.  If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable Law from time to time in effect during the License Term, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected.  The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

17.9.    Remedies.  The rights and remedies of each of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as such Party considers appropriate and are in addition to its rights and remedies under general Law.

17.10.    Construction.  The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

17.11.    Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, each of the Parties have caused this Amended and Restated Supply Agreement to be executed by its duly authorized representative as of the Effective Date.

PACIRA PHARMACEUTICALS, INC.:	ARATANA THERAPEUTICS, INC.:
By: /s/ Daina Borteck	By: /s/ Steven St. Peter
Name: Daina Borteck	Name: Steven St. Peter
Title: Associate General Counsel	Title: President and CEO
Date: July 3, 2018	Date: June 29, 2018

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

APPENDIX I

SPECIFICATION

Bupivacaine, Extended-Release Liposome Injection (20 ml Vials,10 ml Vials)

The Specification for Bulk Product shall be the same as the specifications for EXPAREL®.*

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

APPENDIX II

PRODUCT PRICE AND ESTIMATED UNITS PER LOT

Presentation	[***] Unit Pricing	Estimated Units per Lot

10 ml Vial	[***]	[***]

20 ml Vial	$[***]*	[***]

Presentation	[***] Unit Pricing	Estimated Units per Lot

10 ml Vial	$[***]**	[***]

20 ml Vial	$[***]	[***]

*Annual price increases [***] for the 20 ml Vial shall be in accordance with Section 5.1(a).

** The price of the 10ml Vial shall remain at $[***] from the Effective Date through December 31, 2021 (the “Initial Price Term”). Annual price increases after the Initial Price Term for the 10 ml Vial shall be in accordance with Section 5.1(b).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

APPENDIX III

FORM OF FORECAST

[ARATANA LETTERHEAD]

[DATE]

Pacira Pharmaceuticals

10450 Science Center Drive

San Diego, CA 92121

Attention: [•]

RE: Aratana NOCITA Bulk unlabeled DepoBupivacaine™ Extended Release Liposome Injection® Vials [***] Month Rolling Forecast

Dear [•]:

The following is an updated [***] month rolling forecast for unlabeled DepoBupivacaine™ Extended Release Liposome Injection® (Bulk Product) purchased by Aratana Therapeutics, Inc.

Month / Year	[***]	[***]	[***]	[***]	[***]	[***]	[***]	{***]	[***]	[***]	[***]	[***}
10ml Vials
20ml Vials

The forecast shown above is based upon current best estimates of market demand and product approvals and is provided for Pacira’s planning purposes.  Actual purchase commitments will be made by formal purchase order(s).  A [***]-month rolling forecast will continue to be provided on a monthly basis.

If you have any questions, please contact me at your earliest convenience.

Sincerely,

Direct Telephone: [•]

E-mail: [•]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.

[DATE]

Pacira Pharmaceuticals

10450 Science Center Drive

San Diego, CA 92121

Attention: [•]

RE: Aratana NOCITA Bulk unlabeled DepoBupivacaine™ Extended Release Liposome Injection® Vials [***] Year Forecast

Dear [•]:

The following is an updated [***] year forecast for unlabeled DepoBupivacaine™ Extended Release Liposome Injection® (Bulk Product) purchased by Aratana Therapeutics, Inc.

Quarter / Year	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
10ml Vials
20ml Vials

The forecast shown above is based upon current best estimates of market demand and product approvals and is provided for Pacira’s planning purposes only and shall be non-binding upon Aratana.

If you have any questions, please contact me at your earliest convenience.

Sincerely,

Direct Telephone: [•]

E-mail: [•]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.  Confidential treatment has been requested with respect to the omitted portions.